Exhibit 99.1

GT Advanced Technologies Reiterates CY2012 Guidance Following Recent US Tariff Decision

Nashua, N.H.—May 24, 2012— GT Advanced Technologies (NASDAQ: GTAT) today issued the statement below regarding the Commerce Department’s decision announced last week regarding subsidies on Chinese imports of solar panels to the U.S.:

“The decision announced last week by the Department of Commerce was largely in line with GT’s expectations. While we continue to think that this action is not in the best interests of the overall solar industry, the impact on GT Advanced Technologies has been fully factored into the calendar year 2012 guidance that we provided during our quarterly conference call on May 17, 2012,” said Tom Gutierrez president and chief executive officer of GT Advanced Technologies..

“GT continues to aggressively pursue potential incremental opportunities for PV equipment sales in markets outside of China, such as Taiwan, Malaysia and the Middle East. We also remain focused on executing on our strategy of providing manufacturers worldwide with best—in-class technologies that lower cost, improve efficiencies and enable growth, while also further diversifying our company in high-growth markets such as the power electronics industry.”

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a global provider of polysilicon production technology, and sapphire and silicon crystalline growth systems and materials for the solar, LED and other specialty markets. The company’s products and services allow its customers to optimize their manufacturing environments and lower their cost of ownership. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking in nature, including the fact that the decision by the Department of Commerce regarding subsidies on Chinese imports of solar panels is not in the best interest of the overall solar industry; such decision by the Department of Commerce has been fully factored into the calendar year 2012 guidance previously provided by the Company; the previously provided Company estimates for the June 2012 quarter with respect to revenue, gross margin and non-GAAP EPS and the previously provided Company’s estimates for calendar year 2012 with respect to revenue, gross margin, operating expenditures annual spend, annual R&D expenditures, capital expenditures, tax rate and non-GAAP earnings per share (fully-diluted); the Company is continuing to aggressively pursue potential incremental opportunities for PV equipment sales in markets outside of China, such as Taiwan, Malaysia and the Middle East; Company’s continued focus on the strategy of providing best-in-class technologies that lower cost, improve efficiencies and enable growth; Company’s strategy of further diversifying into high-growth markets such as the power electronics industry.  These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the statements.  Factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the possibility that the Company is unable to recognize revenue on customer contracts, that technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company’s products and various other risks as outlined in GT Advanced Technologies Inc’s  filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the third quarter of fiscal 2012 filed on February 7, 2012. GT Advanced Technologies, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:
Media	Investors/Analysts
GT Advanced Technologies	GT Advanced Technologies
Jeff Nestel-Patt	Ryan Blair
jeff.nestelpatt@gtat.com	ryan.blair@gtat.com
(603) 204-2883	(603) 681-3869